EXHIBIT 4.30

AGENT WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OR OFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE AGENT WARRANT AGREEMENT REFERRED TO HEREIN.

No. AW- 2013-001	75,000 Warrants

This Agent Warrant Certificate certifies that Cantone Research, Inc., or its assigns, is the Holder of Seventy Five Thousand (75,000) Warrants (the “Agent Warrants”) to purchase initially, at any time after the date hereof until 5:00 p.m. Eastern Time on August 1, 2016, (“Expiration Date”), up to Seventy Five Thousand (75,000) shares of common stock (“Common Stock”), of American Bio Medica Corporation, a New York corporation (the “Company”), at the exercise price of $0.14 per share of Common Stock (“Exercise Price”) upon surrender of this Agent Warrant Certificate and payment of the Exercise Price, subject to the conditions set forth herein and in the Placement Agent Warrant Agreement dated October 7, 2013 between the Company and Cantone Research, Inc. (the “Warrant Agreement”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms by the Warrant Agreement. Payment of the Exercise Price shall be in the form of a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Agent Warrants being exercised.

The Agent Warrants may be exercised only to the extent that the Company shall have delivered Series A Debentures and received the net purchase price therefore. No Warrant may be exercised after 5:00 p.m., Eastern Time, on the Expiration Date, at which time all Agent Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

The Agent Warrants evidenced by this Agent Warrant Certificate are part of a duly authorized issue of Agent Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Agent Warrants.

Upon due presentment for registration of transfer of this Agent Warrant Certificate and executed form of assignment as attached hereto at the office of the Company set forth in the Warrant Agreement, a new Agent Warrant Certificate or Agent Warrant Certificates of like tenor and evidencing in the aggregate a like number of Agent Warrants shall be issued to the transferee(s) in exchange for this Agent Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Agent Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Agent Warrant Certificate representing such unexercised Agent Warrants.

The Company may deem and treat the Holder(s) hereof as reflected on the records of the Company as the absolute owner(s) of this Agent Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Company has caused this Agent Warrant Certificate to be duly executed under its corporate seal.

Dated as of October 7, 2013

American Bio Medica Corporation

/S/ Melissa A. Waterhouse
BY: Melissa A. Waterhouse
ITS: EVP, CCO, SEC

(CORPORATE SEAL)

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ Shares of Common Stock.

In accordance with the terms of Section 3.1 of the Placement Agent Warrant Agreement dated as of October 7, 2013, between American Bio Medica Corporation and Cantone Research, Inc., the undersigned requests that a certificate for such Common Stock be registered in the name of _________________________________________, whose address is ___________________________________________________________ and that such Certificate be delivered to ____________________________________          whose address is _______________________________________________________.

Dated: _________________, 20____

Signature:

BY:

ITS:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holder)

ASSIGNMENT

(To be executed by the Holder if such Holder to transfer the Agent Warrant Certificate.)

FOR VALUE RECEIVED

_____________________________________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Agent Warrant Certificate, together with all right, title and interest therein, and does hereby authorize the transfer of the within Warrant Certificate on the books of American Bio Medica Corporation, with full power of substitution.

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holder)